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                                                       EXHIBIT 10.63

                         CONSULTING AGREEMENT

    CONSULTING AGREEMENT, dated as of February 1, 1996 (the "Agreement"), between L.A. GEAR, INC., a California corporation (the "Company"), and Bruce
W. MacGregor ("Consultant").

     In consideration of the premises and the mutual agreements hereinafter contained, the parties hereto, intending to be legally bound, agree as follows:

    1.    TERM.

          The Company hereby retains Consultant, and Consultant hereby agrees to render consulting and advisory services to the Company on an exclusive full time basis, upon the terms and conditions set forth herein. The term of Consultant's services under this Agreement shall commence as of February 1, 1996 and shall continue through the close of business on July 31, 1996 (the "Consultancy Term"). Unless this Agreement is earlier terminated as provided herein, the Company and Consultant agree to discuss the possibility and terms of any future relationship between the two parties during the sixty (60) day period immediately preceding the Expiration of the Consultancy Term.

    2.    SERVICES.

          (a) During the Consultancy Term, Consultant shall serve as a strategic business development consultant to the Company, and shall perform such duties, services and responsibilities as are assigned to him by the Company (the "Services"), including, without limitation, the preparation, and submission to the President of the Company, of written business plans for the launch of new brands or sub-brands by means of internal generation, licensing and/or acquisition ("Business Plans"), and the execution, to the extent reasonably practicable during the Consultancy Term, of those Business Plans which are approved by the President of the Company.

          (b) Each Business Plan prepared by Consultant in the performance of his Services hereunder shall include, among other things, definition and analysis of (i) the concept of, and opportunities for, the proposed brand,
(ii) the market for the proposed brand (including, without limitation, the target consumer, dynamics and trends, distribution channels, pricing issues and growth potential), (iii) anticipated competition (current and potential),
(iv) financial proformas on a net present value basis and (v) perceived threats and risks facing the proposed brand. Any and all

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Business Plans prepared by Consultant during the Consultancy Term, whether complete or incomplete at the expiration of the Consultancy Term, shall be the sole and absolute property of the Company.

          (c) Consultant agrees to travel as the Company determines is necessary in connection with the rendering of his Services hereunder and shall be available to render Services at the Company's headquarters located in Santa Monica, California during the Consultancy Term. Consultant shall not engage in any other business activity which would interfere with the performance of his Services hereunder.

     3.   CONSULTING FEE.

          In consideration of the Services rendered hereunder, the Company will pay Consultant a fee in the amount of $120,000 (the "Consulting Fee"). The Company will pay the Consulting Fee to Consultant in six equal monthly installments of $20,000, each of which shall be payable on the last business day of each month, commencing on February 29, 1996.

    4.    EXPENSES.

          The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant solely in rendering Services to the Company (including, without limitation, travel expenses) within thirty (30) days after Consultant's presentation to the Company of appropriate bills or vouchers evidencing such expenses.

    5.    ADDITIONAL COVENANTS.

          (a) CONFIDENTIAL INFORMATION. Consultant agrees that during the Consultancy Term and at all times thereafter Consultant shall keep confidential and shall not use, divulge or disclose, either directly or indirectly, to any third party (except with the prior authorization of the Company or in connection with Consultant's rendering of Services hereunder), any information relating to the confidential affairs of the Company ("Confidential Information"), including, without limitation, (i) any and all information relating to the Company's strategies, future plans, projects and business policies and practices, and (ii) any and all other forms of information considered by the Company to be confidential, proprietary or in the nature of trade secrets (including, without limitation, technical information, business and marketing plans (including, without limitation, Business Plans), customer information and other information concerning products, promotions, development, financing and expansion plans). Upon the termination of this Agreement, Consultant will return to the Company all documents, records, notebooks and other materials constituting or

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containing Confidential Information, whether prepared by Consultant or others. This confidentiality covenant has no temporal, geographical or territorial restrictions. In the event that Consultant is requested pursuant to subpoena or other legal process to disclose any of the Confidential Information, Consultant will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section 5(a) and Consultant will furnish only that portion of the Confidential Information which is legally required.

          (b) NON-COMPETITION. By and in consideration of the Company's entering into this Agreement and the payments to be made by the Company to Consultant hereunder, and further in consideration of Consultant's exposure to Confidential Information, Consultant agrees that Consultant will not, during the Consultancy Term, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding the position of shareholder, director, officer, Consultant, independent contractor, employee, partner, or investor, with any person, corporation, partnership or other entity which is engaged in the footwear and/or apparel business.

          (c) REMEDIES. Consultant agrees that any breach of the terms of this Section 5 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. Consultant further agrees therefore, that in the event of such breach, or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order, without having to prove damages, in addition to any other remedies to which the Company is entitled at law or in equity. The terms of this Section 5(c) shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from Consultant.

          (d) SURVIVAL. The provisions of this Section 5 shall survive any expiration or termination of the Consultancy Term, and the existence of any claim or cause of action by Consultant against the company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this
Section 5.

          (e) COMPANY. For purposes of this Section 5, the term "Company" shall refer to the Company and its subsidiaries and affiliates.



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6.  RELATIONSHIP OF PARTIES.

     Consultant and the Company hereby expressly acknowledge that the relationship between them is that of an independent contractor and a client, respectively. Neither this Agreement nor anything contained herein shall imply any agent/principal, employment, joint venture or partnership relationship between the parties, and the parties hereto expressly disclaim any such relationships. Under no circumstances shall Consultant have or represent to any third party that he has any authority to bind or commit the Company with respect to any matter. In connection with such independent contractor relationship, Consultant agrees to provide the Company with the following items prior to rendering any services hereunder:

     - A copy of Consultant's appropriate city or county business license;
     - Consultant's business card;
     - A signed and completed IRS Form 4669;
     - A signed and completed IRS Form W-9.

     Additionally, Consultant shall provide any other documentation or forms under California or Federal law which may be required for independent contractors. Consultant shall further submit any invoices or requests for reimbursement to the Company on consultant's letterhead or business invoice forms.

7.  TAXES.

     In the event that the Company is held liable for any personal taxes, including, without limitation, any applicable taxes required to be withheld pursuant to federal, state or local law with respect to payments made or benefits granted hereunder, Consultant shall indemnify and hold the Company harmless from and against any penalties or interest associated therewith. In the event that the Company is compelled by any taxing authority to withhold any such taxes, the Company shall give Consultant notice thereof and shall have the right to deduct the same from subsequent payments due under this Agreement.

8.  TERMINATION.

     Except as otherwise provided herein, this Agreement (and the Consultancy
Term) shall terminate upon the earlier of the close of business on (i) July 31, 1996, (ii) an early termination date mutually agreed to in writing by the Company and Consultant, (iii) the date of Consultant's death, or (iv) the day on which the Company delivers to Consultant a written notice

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of the Company's election to terminate this Agreement for "Cause". For purposes of this Agreement, "Cause" shall mean (i) Consultant's material breach of this Agreement, (ii) conviction of Consultant for (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or (z) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company, (iii) substance abuse by Consultant, or (iv) willful malfeasance, dishonesty or misconduct by consultant which discredits or damages the Company. Within thirty (30) days following the date of termination of this Agreement, the Company shall pay Consultant any portion of the consulting Fee accrued hereunder on or prior to the date of termination but not paid. Except as otherwise provided herein, the foregoing payments upon termination shall constitute the exclusive payments due Consultant upon termination under this Agreement.

9.  ENTIRE AGREEMENT.

     This Agreement expresses the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an agreement in writing signed by the party against whom enforcement of any waiver change, amendment, modification or discharge is sought.

10. NOTICES.

     All notices and any other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered when so delivered, or (ii) if mailed, three business days after having been placed in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to whom it is directed at the address set forth below, or at such other address or attention as may be designated in writing by either party to the other:

     If to the Company to:

           L.A. GEAR, INC.
           2850 Ocean Park Blvd.
           Santa Monica, CA 90405
           Attention: General Counsel

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     If to Consultant:

           Bruce W. MacGregor
           13515 Streamside Drive
           Lake Oswego, Oregon 97035

11. GOVERNING LAW.

     This Agreement has been executed and delivered in the State of California and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in the State of California, without regard to principles of conflict of laws.

12. SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, personal representatives, estates, successors and assigns. Consultant may not assign her rights or obligations under this Agreement without the prior written consent of the Company.

13. WAIVERS.

     No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

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14. COUNTERPARTS.

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       L.A. GEAR, INC.

                                       By: /s/ W. L. Benford
                                          --------------------------------

                                       Name: William L. Benford
                                            ------------------------------

                                       Title: President
                                             -----------------------------

                                       CONSULTANT

                                       /s/ Bruce W. MacGregor
                                       -----------------------------------
                                       Bruce W. MacGregor